Exhibit 10.1

SECURITIES EXCHANGE AGREEMENT

SECURITIES EXCHANGE AGREEMENT (“this Agreement”) dated as of October 31, 2013 by and between BETA MUSIC GROUP, INC., a Florida corporation (“BETA ”), and the individuals whose names appear on the signature page hereof, each being a shareholder (the “Shareholders”) of USAVE Acquisitions, Inc., a Florida  corporation, (“USAVE”).

W I T N E S S E T H:

WHEREAS, as of October 31, 2013 there are 43,444,865 shares of capital stock of USAVE (the “USAVE Stock”) all of which are owned beneficially and of record, by the Shareholders who together own 100% of the issued and outstanding shares of USAVE Stock, each owning the number of shares set forth opposite their respective names on the signature page hereof.

WHEREAS, BETA proposes to exchange all of the outstanding shares of USAVE in exchange for the issuance of an aggregate of 43,444,865 shares of BETA common stock (“BETA Stock”), representing approximately 72% of the post-closing, issued and outstanding BETA Stock at a closing provided for in Section 2 of this Agreement.

WHEREAS, the Board of Directors of BETA and USAVE have determined that it is desirable to effect a plan of reorganization meeting the requirement of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended and the parties intend that the issuance of the BETA Stock and exchange for the USAVE Stock shall qualify as a “tax free” reorganization as contemplated by the provisions of the Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants, agreements, representations and warranties contained herein, the parties hereto agree as follows:

ARTICLE 1

ISSUANCE AND EXCHANGE OF SHARES

1.1           Issuance and Exchange.  At Closing to be held in accordance with the provisions of Article 2 below and subject to the terms and agreements set forth herein, BETA agrees to issue each of the Shareholders who agree to, severally and jointly, to exchange the number of authorized and newly issued shares of BETA Stock determined as provided in Section 1.2 below for each share of USAVE Stock owned by them.  In consideration for the shares of BETA Stock to be exchanged, the Shareholders each shall deliver to BETA stock certificates evidencing their ownership of USAVE, together with duly executed stock powers to effectuate the transfer.

1.2           Exchange Ratio.

(a)
At Closing, BETA shall exchange one share of BETA Stock for each share of USAVE Stock in accordance with the distribution shown on the signature page hereof and as full consideration for the USAVE Stock.

(b)
No fractional shares of BETA Stock will be issued to any Shareholder.  Accordingly, Shareholders who would otherwise be entitled to receive fractional shares of BETA Stock will, upon surrender of their certificate representing the fractional shares of USAVE Stock, receive a full share if the fractional share exceeds fifty percent (50%) and if the fractional share is less than fifty percent (50%) the fractional share shall be canceled.

(c)	An aggregate of 43,444,865 shares of BETA Stock shall be exchanged by and issued to all of the USAVE Shareholders.

ARTICLE 2

CLOSING

 2.            Closing.

The consummation of the exchange by the Shareholders (the Closing”) shall occur at the offices of  USAVE, 5601 Biscayne Blvd, Miami, Florida on the 31st day of October, 2013, or at such other place and/or on such other time and date as the parties may agree upon (the “Closing Date”).  If the Closing fails to occur by November 30, 2013, or by such later date to which the Closing may be extended as provided hereinabove, this Agreement shall automatically terminate, all parties shall pay their own expenses incurred in connection herewith, and no party hereto shall have any further obligations hereunder; provided, however, that no such termination shall constitute a waiver by any party or parties which is/are not in default of any of its or their respective representations, warranties or covenants if any other party or parties is in default of any of its or their respective representations, warranties or covenants under this Agreement.  At the Closing, as conditions thereto:

2.1           Deliveries by BETA .

BETA  shall deliver, or cause to be delivered to the Shareholders:

(a)
As soon after the Closing as is feasibly possible and no later than November 1, 2013, certificates for the shares of BETA  Stock being exchanged for their respective accounts, in form and substance reasonably satisfactory to the Shareholders and their counsel;

(b)	The certificates, resolutions, opinions and resignations specified in Article 6 below;

(c)	All of the books and records of BETA .

2.2	Shareholders’ Deliveries.

    The Shareholders shall deliver to BETA :

(a)	A stock certificate or certificates evidencing the ownership of each Shareholder, of all shares of USAVE Stock currently owned by them, respectively, duly endorsed for transfer to BETA ; and

(b)	The certificates, resolutions and opinions specified in Article 5 below.

ARTICLE 3

REPRESENTATIONS OF ALL SHAREHOLDERS

All of the Shareholders hereby represent and warrant to BETA  as follows (it being acknowledged that BETA is entering into this Agreement in material reliance upon each of the following representations and warranties, and that the truth and accuracy of each, as evidenced by their signature set forth on the signature page, constitutes a condition precedent to the obligations of BETA  hereunder):

3.1           Ownership of Stock.  The Shareholders are the lawful owners of the shares of USAVE Stock to be transferred to BETA free and clear of all preemptive or similar rights, liens, encumbrances, restrictions and claims of every kind, except those listed on Schedule 3.1 hereto and the delivery to BETA  of the USAVE  Stock pursuant to the provisions of this Agreement will transfer to BETA valid title thereto, free and clear of all liens, encumbrances, restrictions and claims of every kind.  All of the shares of USAVE  Stock to be exchanged herein have been duly authorized and validly issued and are fully paid and nonassessable.

3.2           Authority to Execute and Perform Agreement; No Breach.  Each Shareholder has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement, and to sell, assign, transfer and convey the USAVE  Stock and to perform fully their respective obligations hereunder.  This Agreement has been duly executed and delivered by each Shareholder and, assuming due execution and delivery by, and enforceability against, BETA, constitutes the valid and binding obligation of each Shareholder enforceable in accordance with its terms, subject to the qualifications that enforcement of the rights and remedies created hereby is subject to (i) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors, and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).  No approval or consent of, or filing with, any governmental or regulatory body, and no approval or consent of, or filing with, any other person is required to be obtained by the Shareholders or in connection with the execution and delivery by the Shareholders of this Agreement and consummation and performance by them of the transactions contemplated hereby, other than as set forth on Schedule 3.2.

The execution, delivery and performance of this Agreement by each Shareholder and the consummation of the transactions contemplated hereby in accordance with the terms and conditions hereof by each Shareholder will not:

(a)
violate, conflict with or result in the breach of any of the terms of, or constitute (or with notice or lapse of time or both would constitute) a default under, any contract, lease, agreement or other instrument or obligation to which a Shareholder is a party or by or to which any of the properties and assets of any of the Shareholders may be bound or subject;

(b)
violate any order, judgment, injunction, award or decree of any court, arbitrator, governmental or regulatory body, by which a Shareholder or the securities, assets, properties or business of any of them is bound; or

(c)           violate any statute, law or regulation.

3.3           Securities Matters.

(a)
The Shareholders have been advised that the BETA  Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities act in reliance on exemptions therefrom.

(b)
The BETA Shares are being acquired solely for each Shareholder’s own account, for investment and are not being acquired with a view to or for the resale, distribution, subdivision or fractionalization thereof, the Shareholders have no present plans to enter into any such contract, undertaking, agreement or arrangement and each Shareholder further understands that the BETA  Shares, may only be resold pursuant to a registration statement under the Securities Act, or pursuant to some other available exemption;

(c)
The Shareholders acknowledge, in connection with the exchange of the BETA Shares, that no representation has been made by representatives of BETA regarding its business, assets or prospects other than that set forth herein and that each is relying upon the information set forth in the filings made by BETA  pursuant to Section 13 of the Securities Exchange Act of 1934, as amended and such other representations and warranties as set forth in this Agreement.

(d)
The Shareholders acknowledge that they are either an “accredited investor” within the meaning of Regulation D under the Securities Act or they have sufficient knowledge and experience in financial matters to be capable of evaluating the merits and risks of exchanging their USAVE  Shares for BETA  Shares and they are able to bear the economic risk of the transactions contemplated hereby.

(e)	The Shareholders agree that the certificate or certificates representing the BETA Shares will be inscribed with substantially the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.  THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THESE SECURITIES UNDER THE SECURITIES ACT OF 1933 OR AN OPINION SATISFACTORY TO BETA ’ COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.”

ARTICLE 4

REPRESENTATIONS OF PRINCIPAL SHAREHOLDERS

The Principal Shareholders (as indicated on the signature page hereof) hereby represent and warrant to BETA  as follows:

4.1           Existence and Good Standing.   USAVE  is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida.  USAVE has the power to own or lease its properties and assets and to carry on its business as now being conducted.  USAVE is duly qualified to do business and is in good standing in the jurisdiction set forth on Schedule 4.1.

4.2           Capital Stock.  USAVE  has an authorized capitalization consisting of 50,000,000shares of Common Stock, of which 43,444,865 shares are issued and outstanding. All such outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable.  Except as set forth as Schedule 4.2 attached hereto, there are no outstanding options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements, commitments or arrangements of any character providing for the purchase, subscription, issuance or sale of any shares of the capital stock of USAVE, other than the exchange of the USAVE  Shares as contemplated by this Agreement.

4.3           Financial Statements and No Material Changes.  Annexed hereto as Schedule 4.3 are the balance sheets of USAVE ; (the “Financial Statements”).

The Financial Statements were carefully prepared from the books and records of USAVE , and contain the footnotes which would be required in audited financial statements, present fairly the financial position, assets and liabilities of USAVE  and the results of its operations, for the respective periods indicated and reflect all necessary accruals, all in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis.  The Financial Statements contain all adjustments (consisting of only normal recurring accruals) required to be made by GAAP, subject to normal year-end adjustments.

Since June 30, 2013 there has been (a) no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects, of USAVE  whether as a result of any legislative or regulatory change, revocation of any license or rights to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation or act of God or other public force or otherwise and (b) no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects, of USAVE  and to the best knowledge, information and belief of USAVE, no fact or condition exists or is contemplated or threatened which might cause such a change in the future.

4.4           Books and Records.  The minute books of USAVE, all the contents of which have been previously made available to BETA and their representatives, contain accurate records of all meetings of, and corporate action taken by (including action taken by written consent) the shareholders and Board of Directors of USAVE.  Except as set forth on Schedule 4.4 attached hereto, USAVE does not have any of its respective records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of USAVE .

4.5           Title to Properties; Encumbrances.

(a)
Except as set forth on Schedule 4.5 attached hereto, USAVE has good, valid and marketable title to (a) all of its properties and assets (real and personal, tangible and intangible), including, without limitation, all of the properties and assets reflected in the balance sheet included as part of the Financial Statements, except as indicated in the Schedules hereto; and (b) all of the properties and assets purchased by USAVE since the date of the Financial Statements all of which purchases as of a date not more than two days prior to the date of this Agreement, have been set forth on Schedule 4.5 attached hereto; in each case subject to no encumbrance, lien, charge or other restriction of any kind or character, except for (i) liens reflected in the balance sheet, included as part of the Financial Statements; (ii) liens consisting of zoning or planning restrictions, easements, permits and other restrictions or limitations on the use of real property or irregularities in title thereto which do not materially detract from the value of, or impair the use of, such property by USAVE in the operation of its business; (iii) liens for current taxes, assessments or governmental charges or levies on property not yet due and delinquent; and (iv) liens described on Schedule 4.5 attached hereto (liens of the type described in clause (i), (ii) and (iii) above are hereinafter sometimes referred to as “Permitted Liens”).

(b)
The rights, properties and other assets presently owned, leased or licensed, by USAVE reflected on the balance sheet included in the Financial Statements or acquired since the date of the Financial Statement include all rights, properties and other assets necessary to permit USAVE to conduct its business in the same manner as its business has heretofore been conducted.  All such properties and assets owned or leased by USAVE are in satisfactory condition and repair, other than ordinary wear and tear.

No structure or improvement on the real property leased by USAVE, whether now existing or intended to be constructed pursuant to existing plans and specifications, violates, or if completed would violate, any applicable zoning or building regulations or ordinances or similar federal, state or municipal law.

4.6           Leases.  Schedule 4.6 attached hereto, contains an accurate and complete list and description of the terms of all leases to which either USAVE or any of its subsidiaries is a party (as lessee or lessor).  Each lease set forth on Schedule 4.6 (or required to be set forth on Schedule 4.6) is in full force and effect; all rents and additional rents due to date on each such lease have been paid; in each case, the lessee has been in peaceable possession since the commencement of the original term of such lease and is not in default thereunder and no waiver, indulgence or postponement of the lessee’s obligations thereunder has been granted by the lessor; and there exists no event of default or event, occurrence, condition or act (including the consummation of the transactions contemplated hereby) which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default under such lease.  Neither USAVE nor any of its subsidiaries has violated any of the terms or conditions under any such lease in any material respect, and, to the best knowledge, information and belief of USAVE , all of the covenants to be performed by any other party under any such lease have been fully performed.  The property leased by USAVE or any of its subsidiaries is in a state of good maintenance and repair and is adequate and suitable for the purposes for which it is presently being used.

4.7           Material Contracts.  Except as set forth on Schedule 4.7 attached hereto, neither USAVE or its subsidiaries has nor is bound by:

(a)
any agreement, contract or commitment relating to the employment of any person by USAVE or its subsidiaries, or any bonus, deferred compensation, pension, profit sharing, stock option, employee stock purchase, retirement or other employee benefit plan;

(b)	any agreement, indenture or other instrument which contains restrictions with respect to payment of dividends or any other distribution in respect of its capital stock;

(c)
any loan or advance to, or investment in, any individual, partnership, joint venture, corporation, trust, unincorporated organization, government or other entity (each a “Person”) or any agreement, contract or commitment relating to the making of any such loan, advance or investment;

(d)
any guarantee or other contingent liability in respect of any indebtedness or obligation of any Person (other than the endorsement of negotiable instruments for collection in the ordinary course of business);

(e)	any management service, consulting or any other similar type contract;

(f)	any agreement, contract or commitment limiting the freedom of USAVE or any subsidiary to engage in any line of business or to compete with any Person;

(g)	any agreement, contract or commitment not entered into in the ordinary course of business which involves $100,000 or more and is not cancelable without penalty or premium within 30 days; or

(h)	any agreement, contract or commitment which might reasonably be expected to have a potential adverse impact on the business or operations of USAVE or any subsidiary; or

(i)
any agreement, contract or commitment not reflected in the Financial Statement under which USAVE or any subsidiary is obligated to make cash payments of, or deliver products or render services with a value greater than $100,000 individually or $300,000 in the aggregate, or receive cash payments of, or receive products or services with a value greater than $100,000 individually or $300,000 in the aggregate, and any other agreement, contract or commitment which is material to the conduct of the business of USAVE.

Each contract or agreement set forth on Schedule 4.7 (or not required to be set forth on Schedule 4.7) is in full force and effect and there exists no default or event of default or event, occurrence, condition or act (including the consummation of the transactions contemplated hereby) which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default thereunder. Neither USAVE nor any subsidiary has violated any of the terms or conditions of any contract or agreement set forth on Schedule 4.7 (or not required to be set forth on Schedule 4.7) in any material respect, and, to the best knowledge, information and belief of USAVE, all of the covenants to be performed by any other party thereto have been fully performed.  Except as set forth on Schedule 4.7, the consummation of the transactions contemplated hereby does not constitute an event of default (or an event, which with notice or the lapse of time or both would constitute a default) under any such contract or agreement.

4.8           Restrictive Documents.  Other than as set forth on Schedule 4.8 attached hereto, neither USAVE nor any subsidiary, nor Shareholder is subject to, or a party to, any charter, by-law, mortgage, lien, lease, license, permit, agreement, contract, instrument, law, rule, ordinance, regulation, order, judgment or decree, or any other restriction of any kind or character, which could materially adversely affect the business practices, operations or condition of USAVE or any of its assets or property (“USAVE’s Property”, which for the purposes of this Agreement includes the assets and property of all of USAVE’s subsidiaries), or which would prevent consummation of the transactions contemplated by this Agreement, compliance by the Shareholders with the terms, conditions and provisions hereof or the continued operation of “USAVE’s Business” after the date hereof or the Closing Date (as hereinafter defined) on substantially the same basis as heretofore operated or which would restrict the ability of USAVE to conduct business in any area.

4.9           Litigation.   Except as set forth on Schedule 4.9 attached hereto, there is no action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding by or before (or to the best knowledge, information and belief of the Principal Shareholders any investigation by) any governmental or other instrumentality or agency, pending, or, to the best knowledge, information and belief of USAVE or any subsidiary, threatened, against or affecting USAVE or any subsidiary, or any of their respective properties or rights, or against the Principal Shareholders, or any officer, director or employee of a Principal Shareholder other than such items which are insignificant and immaterial and which do not adversely affect (i) the right or ability of USAVE’s Business to carry on business as now conducted; (ii) the condition, whether financial or otherwise, or properties of USAVE; or (iii) the consummation of the transactions contemplated hereby and the Shareholders do not know of any valid basis for any such action, proceeding or investigation.  There are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal by which either the Principal Shareholders or USAVE, or any officer, director or employee of USAVE, or the securities, assets, properties or business of any of them is bound, other than any such items which are insignificant and immaterial and which do not and will not adversely affect (i) the right of USAVE to carry on its business as now conducted and as proposed to be conducted by  BETA after the consummation of the transactions contemplated by this Agreement; (ii) the condition, whether financial or otherwise, or properties of USAVE; or (iii) the consummation of the transactions contemplated hereby.

4.10           Taxes.  Except as set forth on Schedule 4.10, USAVE and each of its subsidiaries has filed or caused to be filed, within the times and within the manner prescribed by law, all federal, state, local and foreign tax returns and tax reports which are required to be filed by, or with respect to, USAVE.  Such returns and reports reflect accurately all liability for taxes of USAVE  for the periods covered thereby.  Except as set forth on Schedule 4.10, all federal, state, local and foreign income, profits, franchise, employment, sales, use, occupancy, excise and other taxes and assessments, stock and transfer taxes (including interest and penalties) payable by, or due from, USAVE and each of its subsidiaries, have been fully paid and fully provided for in the books and financial statements of USAVE.  No examination of any tax return of USAVE or of its subsidiaries, is currently in progress.  There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of USAVE.  Schedule 4.10 attached hereto lists all tax sharing contracts, agreements or arrangements to which USAVE is a party and all such contracts, agreements and arrangements have been terminated prior to the Closing Date with no liability or obligation to USAVE.

4.11           Liabilities.  Except as set forth on Schedule 4.11, USAVE on a consolidated basis has no outstanding claims, liabilities or indebtedness, contingent or otherwise, which are not properly reflected in the Financial Statements in a manner consistently with past practice, other than liabilities incurred subsequent to the Financial Statement date in the ordinary course of business not exceeding $100,000 individually or $300,000 in the aggregate; the reserves reflected in the Financial Statements are adequate, appropriate and reasonable.  USAVE is not in default in respect of the terms or conditions of any indebtedness.

4.12           Insurance.  Set forth on Schedule 4.12, attached hereto, is a brief description of insurance policies (specifying the insurer, the policy number or coverage note number with respect to binders and the amount of any deductible, describing the pending claims if such claims exceed the applicable policy limits, setting forth the aggregate amount paid out by the insurer under each policy from December 31,2011, through the date hereof and the aggregate limit, if any, of the insurer’s liability thereunder) which USAVE and any of its subsidiaries maintain with respect to its business, properties or employees.  Such policies are valid, binding and enforceable in accordance with their terms and are in full force and effect and are free from any right of termination on the part of the insurance carriers.  Such policies, with respect to their amounts and types of coverage, are adequate to insure fully against risks to which USAVE and any of its subsidiaries and their respective property and assets are normally exposed in the operation of their businesses.  Neither USAVE nor any of its subsidiaries is in default with respect to any material provision in any such policy or binder and has not failed to give any notice or present any claim under any such policy or binder in due and timely fashion, and neither USAVE nor any of its subsidiaries has received any notice of cancellation or non-renewal with respect to any such policy or binder.  Except for claims set forth on Schedule 4.12, there are no outstanding unpaid claims under any such policy or binder which have gone unpaid for more than 45 days or as to which the carrier has disclaimed liability.

4.13           Intellectual Properties.  The operation of the business of USAVE or any of its subsidiaries requires no rights under Intellectual Property (as hereinafter defined) other than rights under Intellectual Property listed on Schedule 4.13 attached hereto, and rights granted to USAVE or any of its subsidiaries pursuant to agreements listed on Schedule 4.13.

4.14           Compliance with Laws.  Neither USAVE  nor any of its subsidiaries, nor to the knowledge of USAVE , the Principal Shareholders, any officer, director or employee of USAVE  or any of its subsidiaries is in violation of any applicable order, judgment, injunction, award or decree, related to, arising out of or affecting the business or operations of USAVE or any of its subsidiaries or their respective properties or assets.  Neither the Principal Shareholders, USAVE  nor any of its subsidiaries, nor to the knowledge of USAVE, any officer, director or employee of either  USAVE or any of its subsidiaries is in violation of any federal, state, local or foreign law, ordinance, regulation or any other requirement of any governmental or regulatory body, court or arbitrator (including, without limitation, laws relating to the environment and OSHA and the Americans with Disabilities Act) other than insignificant or immaterial violations which do not and will not adversely affect (i) USAVE’s Business or Property; (ii) the business proposed to be conducted by BETA  after the consummation of the transactions contemplated by this Agreement; or (iii) the consummation of the transactions contemplated by this Agreement.  Each permit, license, order or approval of any governmental or regulatory body or other applicable authority (“Permits”) that is material to the conduct of USAVE’s Business is in full force and effect, no violations are or have been recorded in respect of any permit and no proceeding is pending or, to the knowledge of the Principal Shareholders or USAVE, threatened, to revoke or limit any Permit, which revocation or limitation could have an adverse effect on USAVE’s Business or Property or the business to be conducted by BETA  after the consummation of the transactions contemplated by this Agreement.  Schedule 4.14 contains a list of all Permits.  Except as set forth on Schedule 4.14, no approval or consent of any person is needed in order that the Permits continue in full force and effect following the consummation of the transactions contemplated by this Agreement.

4.15           Employment Relations.

(a)
USAVE and each of its subsidiaries is in compliance with all Federal, state or other applicable laws, domestic or foreign, respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not and is not engaged in any unfair labor practice;

(b)	no unfair labor practice complaint against USAVE or any of its subsidiaries is currently pending before the National Labor Relations Board nor has such a complaint been pending in the last two years;

(c)	there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against or involving USAVE or any of its subsidiaries nor has one existed during the last two years;

(d)	no representation question exists respecting the employees of USAVE or any of its subsidiaries;

(e)
no grievance which might have an adverse effect upon USAVE or any of its subsidiaries or the conduct of USAVE ’s Business exists, no arbitration proceeding arising out of or under any collective bargaining agreement is pending and no claim therefor has been asserted;

(f)
Neither USAVE nor any of its subsidiaries is a party to, nor does there otherwise exist, any union, collective bargaining agreement or similar agreement with respect to the  employees of USAVE or any of its subsidiaries and no collective bargaining agreement or similar agreement is currently being negotiated by USAVE  or any of its subsidiaries; and

(g)
Neither USAVE nor any of its subsidiaries has experienced any labor difficulty during the last two years.  There has not been, and to the best knowledge, information and belief of the Principal Shareholders there will not be, any adverse change in relations with employees of USAVE or any of its subsidiaries as a result of any announcement of the transactions contemplated by this Agreement.

4.16           Employee Benefit Plans.

USAVE does not have an employee welfare benefit plan (an “Employee Welfare Plan”), as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and is not a member of a controlled group of organizations within the meaning of Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, (the “Code”). USAVE does not maintain an employee pension benefit plan.

4.17           Environmental Laws and Regulations.

(a)	Neither USAVE nor any of its subsidiaries has generated, transported or disposed of any hazardous material (defined below) during the past three years.

(b)	Neither USAVE nor any of its subsidiaries has Hazardous Materials at any site or facility owned or operated presently or at any previous time by USAVE or any of its subsidiaries.

4.18           Interests in Clients, Suppliers, Etc.  At closing and in accordance with the respective employment agreement, except as set forth on Schedule 4.18 attached hereto, as of the date of closing no officer or director of USAVE  or any of its subsidiaries possesses, directly or indirectly, any financial interest in, or is a director, officer or employee of, any corporation, firm, association or business organization which is a client, supplier, customer, lessor, lessee, or competitor or potential competitor of USAVE.

4.19  Reserved

4.20           No Changes Since Financial Statement Date.  Since the Financial Statement date, USAVE  has not on a consolidated basis:

(a)
incurred any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except liabilities and obligations in the ordinary course of business and consistent with past practice, resulting in an increase for the liabilities shown on the Financial Statement of more than $200,000 in the aggregate;

(b)	permitted any of its assets to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind (other than Permitted Liens);

(c)	sold, transferred or otherwise disposed of any assets except inventory sold in the ordinary course of business and consistent with past practice;

(d)	made any single capital expenditure or commitment therefor, in excess of $200,000 or made aggregate capital expenditures and commitments therefor in excess of $500,000;

(e)
declared or paid any dividend or made any distribution on any shares of its capital stock, or redeemed, purchased or otherwise acquired any shares of its capital stock or any option, warrant or other right to purchase or acquire any such shares;

(f)	made any bonus or profit sharing distribution or payment of any kind;

(g)	increased its indebtedness for borrowed money, or made any loan to any Person;

(h)
written off as uncollectible any notes or accounts receivable, except immaterial write-downs or write-offs in the ordinary course of business and consistent with past practice which do not exceed $250,000 in the aggregate charged to applicable reserves, and none of which individually or in the aggregate is material to USAVE  on a consolidated basis;

(i)
granted any increase in the rate of wages, salaries, bonuses or other remuneration or benefits of any executive employee or other employees or consultants, and no such increase is customary on a periodic basis or required by agreement or understanding except as set forth on Schedules 4.16 and 4.20;

(j)	canceled or waived any claims or rights of substantial value;

(k)	made any change in any method of accounting or auditing practice;

(l)	otherwise conducted its business or entered into any transaction, except in the usual and ordinary manner and in the ordinary course of business and consistent with past practices;

(m)
paid, discharged or satisfied any claims, liabilities or obligations (absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities and obligations reflected and reserved against in USAVE ’s Financial Statements or incurred in the ordinary course of business and consistent with past practice since the Financial Statement date;

(n)
paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible to, or entered into any agreement or arrangement of any kind with, any of its officers, directors or shareholders or any affiliate or associate of its officers, directors or shareholders, except compensation to officers at rates not exceeding the rate of compensation in effect as of the Financial Statement date;

(o)	suffered any material adverse changes in its working capital, financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), reserves, business operations or prospects; or

(p)	agreed, whether or not in writing, to do any of the foregoing.

 4.21           Certain Business Practices.  No officer, director, shareholder, employee, agent or other representative of USAVE  or any of its subsidiaries, or any person acting on behalf of USAVE, has directly or indirectly, within the past two years, given or agreed to give any illegal, unethical or improper gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder USAVE  or any of its subsidiaries in connection with an actual or proposed transaction.

4.22           Subsidiaries.  Except as set forth on Schedule 4.22, USAVE  has no subsidiaries or interest in any corporation, partnership, joint venture or other entity.

4.23           Disclosure.  To the best of Principal Shareholder’s knowledge and belief, neither this Agreement, nor the Financial Statements referred to in Section 4.3 hereof, any Schedule, Exhibit or certificate attached hereto or delivered in accordance with the terms hereof or any document or statement in writing which has been supplied by or on behalf of the Principal Shareholders or by or on behalf of any of USAVE ’s directors or officers in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact, or omits any statement of a material fact necessary in order to make the statements contained herein or therein not misleading.  There is no fact known to the Principal Shareholders or USAVE  which could materially and adversely affect the business, prospects or financial condition of USAVE  or any of its subsidiaries or their respective properties or assets, which has not been set forth in this Agreement, the Financial Statements referred to in Section 4.3 hereof (including the footnotes thereto), any Schedule, Exhibit or certificate attached hereto or delivered in accordance with the terms hereof or any document or statement in writing which has been supplied by or on behalf of the Shareholder or by or on behalf of any of USAVE ’s directors or officers in connection with the transactions contemplated by this Agreement.

4.24           Broker’s or Finder’s Fees.  Except for the persons/entities listed on Schedule 4.24, no agent, broker, person or firm acting on behalf of the Principal Shareholders or USAVE  is, or will be, entitled to any commission or broker’s or finder’s fees from any of the parties hereto, or from any Person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated by this Agreement.

4.25           Copies of Documents.  The Principal Shareholders have caused to be made available for inspection and copying by BETA  and its advisers, true, complete and correct copies of all documents referred to in this Article 3 or in any Schedule attached hereto.

ARTICLE 5

REPRESENTATIONS OF BETA

BETA  represents, warrants and agrees as follows:

5.1           Organization and Corporate Power.   BETA  is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which such qualification is required and where the failure to be so qualified would have a materially adverse effect upon BETA.  BETA  has all requisite corporate power and authority to conduct its business as now being conducted and to own and lease the properties which it now owns and leases. BETA ’ Articles of Incorporation as amended to date, certified by the Florida Secretary of State, and the By-laws of BETA as amended to date, certified by the President and the Secretary of BETA, which have been delivered to the Shareholders prior to the execution hereof, are true and complete copies thereof as in effect as of the date hereof.

5.2           Authorization.   BETA  has full power, legal capacity and authority to enter into this Agreement, to execute all attendant documents and instruments necessary to consummate the transaction herein contemplated, and to exchange the BETA  Shares with the Shareholders, and to perform all of its obligations hereunder.  This Agreement and all other agreements, documents and instruments to be executed in connection herewith have been effectively authorized by all necessary action, corporate or otherwise, on the part of BETA, which authorizations remain in full force and effect, have been duly executed and delivered by BETA, and no other corporate proceedings on the part of BETA  are required to authorize this Agreement and the transactions contemplated hereby, except as specifically set forth herein.  This Agreement constitutes the legal, valid and binding obligation of BETA and is enforceable with respect to BETA  in accordance with its terms, except as enforcement hereof may be limited by bankruptcy, insolvency, reorganization, priority or other laws or court decisions relating to or affecting generally the enforcement of creditors’ rights or affecting generally the availability of equitable remedies.  Neither the execution and delivery of this Agreement, nor the consummation by BETA  of any of the transactions contemplated hereby, or compliance with any of the provisions hereof, will (i) conflict with or result in a breach or, violation of, or default under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, lease, credit agreement or other agreement, document, instrument or obligation (including, without limitation, any of its charter documents) to which BETA  is a party or by which BETA  or any of its assets or properties may be bound, or (ii) violate any judgment, order, injunction, decree, statute, rule or properties of BETA.  No authorization, consent or approval of any public body of authority or any third party is necessary for the consummation by BETA  of the transactions contemplated by this Agreement.

5.3           Capitalization.   The authorized capital stock of BETA  consists of 100,000,000 shares of common stock, par value $0. 01 per share.   As of the October 28, 2013 there are 16,555,315 and as after the Closing there will be 60,000,180 shares of BETA’ Common Stock issued and outstanding.  No shares of Preferred Stock are now or will, at the time of closing be issued and outstanding.  All of the outstanding shares of BETA’ Common Stock have been, and all of BETA’ Common Stock to be issued and sold to each Shareholder pursuant to this Agreement, when issued and delivered as provided herein will be duly authorized, validly issued, fully paid and non-assessable and free of preemptive or similar rights.  Except as set forth on Schedule 5.3 there are no options, warrants, rights, agreements or commitments of any character obligating BETA contingently or otherwise to issue any shares or to register any shares of its capital stock under any applicable federal or state securities laws.

5.4           Financial Statements.

(a)
BETA’ financial statements contained in its Form 10-K filing for the fiscal year ended December 31, 2012, its latest filing made with the SEC, ( “BETA ’ Financial Statements”) are complete in material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. BETA’ Financial Statements accurately set out and describe the financial condition and operating results of  BETA  as of the dates, and for the periods indicated therein, subject to normal year-end audit adjustments.  Except as set forth in BETA’ Financial Statements, BETA has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to December 30, 2012 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in BETA’ Financial Statements. BETA maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

(b)
The audited balance sheet of BETA  as of December 31, 2012 and related income statement for the twelve months ended December 31, 2012 (the “BETA’ Interim Financial Statements”) are annexed hereto as Schedule 5.4. BETA’ Interim Financial Statements were carefully prepared from the books and records of BETA, and although BETA’ Interim Financial Statements are not audited and do not contain the footnotes which would be required in audited financial statements, present fairly the financial position, assets and liabilities of BETA  and the results of its operations, for the respective periods indicated and reflect all necessary accruals, all in conformity with GAAP applied on a consistent basis.  The Financial Statements contain all adjustments (consisting of only normal recurring accruals) required to be made by GAAP, subject to normal year-end adjustments.

(c)
Except as set forth in Schedule 5.4, since December 31, 2012 there has been (i) no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects, of BETA  whether as a result of any legislative or regulatory change, revocation of any license or rights to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation or act of God or other public force or otherwise and (ii) no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects, of BETA and to the best knowledge, information and belief of BETA, no fact or condition exists or is contemplated or threatened which might cause such a change in the future.

5.5           Subsidiaries.  BETA  has no subsidiaries and no investments, directly or indirectly, or other financial interest in any other corporation or business organization, joint venture or partnership of any kind whatsoever except set forth in Schedule 5.5.

5.6.           Absence of Undisclosed Liabilities.   Except as and to the extent reflected or reserved against in the most recent balance sheet included in the BETA’ Financial Statements, BETA has no liability(s) or obligation(s) (whether accrued, to become due, contingent or otherwise) which individually or in the aggregate could have a materially adverse effect on the business, assets, properties, condition (financial or otherwise) or prospects of BETA.  Except as disclosed on Schedule 5.6 hereto, there are no material changes in the business of BETA.  At Closing, after giving effect to the Split-Off Agreement, BETA shall have no assets and no liabilities.

5.7           No Pending Material Litigation or Proceedings.  Except as set forth on Schedule 5.7, there are no actions, suits or proceedings pending or, to the best of BETA’ knowledge, threatened against or affecting BETA (including actions, suits or proceedings where liabilities may be adequately covered by insurance) at law or in equity or before or by any federal, state, municipal or other governmental department, commission, court, board, bureau, agency or instrumentality, domestic or foreign, or affecting any of the officers or directors of BETA in connection with the business, operations or affairs of BETA, which might result in any adverse change in the business, properties or assets, or in the condition (financial or otherwise) of BETA, or which might prevent the sale of the transactions contemplated by this Agreement. BETA is not subject to any voluntary or involuntary proceeding under the United States Bankruptcy Code and has not made an assignment for the benefit of creditors.

5.8           Disclosure.   Neither this Agreement, nor any certificate, exhibit, or other written document or statement, furnished to the Shareholders by BETA in connection with the transactions contemplated by this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to be stated in order to make the statements contained herein or therein not misleading.

5.9           Tax Returns and Payments. All tax returns and reports, including, without limitation, all foreign returns and reports, of BETA required by law to be filed have been duly filed, and all taxes, assessments, fees and other governmental charges heretofore levied upon any properties, assets, income or franchises of BETA which are due and payable have been paid, except as otherwise reflected in the Financial Statements.  No extension of time for the assessment of deficiencies in any federal or state tax has been requested of or granted by BETA .

5.10           Compliance with Law and Government Regulations.  Except as set forth on Schedule 5.10 BETA is in compliance with all applicable statutes, regulations, decrees, orders, restrictions, guidelines and standards, whether mandatory or voluntary, imposed by the United States of America, any state, county, municipality or agency of any thereof, and any foreign country or government to which BETA  is subject.  Without limiting the generality of the foregoing, BETA  has filed all reports and statements required to be filed pursuant to the Securities Act of 1933 (the “1933 Act”) and Securities Exchange Act of 1934 (the “1934 Act”) including all periodic reports required under the Section 13 or 15 of the Exchange Act and Form SR reports under Rule 463 of the Securities Act of 1933.  Each of such reports was complete, did not contain any material misstatement of or omit to state any material fact.

5.11           Books and Records.  The minute books of BETA, all the contents of which have been previously made available to USAVE and their representatives, contain accurate records of all meetings of, and corporate action taken by (including action taken by written consent) the shareholders and Board of Directors of BETA.  Except as set forth on Schedule 5.11 attached hereto, BETA does not have any of its respective records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of BETA .

5.12      Reserved

5.13           Leases.  Schedule 5.13 attached hereto, contains an accurate and complete list and description of the terms of all leases to which either BETA  or any of its subsidiaries is a party (as lessee or lessor).  Each lease set forth on Schedule 5.13 (or required to be set forth on Schedule 5.13) is in full force and effect; all rents and additional rents due to date on each such lease have been paid; in each case, the lessee has been in peaceable possession since the commencement of the original term of such lease and is not in default thereunder and no waiver, indulgence or postponement of the lessee’s obligations thereunder has been granted by the lessor; and there exists no event of default or event, occurrence, condition or act (including the consummation of the transactions contemplated hereby) which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default under such lease.  Neither BETA  nor any of its subsidiaries has violated any of the terms or conditions under any such lease in any material respect, and, to the best knowledge, information and belief of BETA , all of the covenants to be performed by any other party under any such lease have been fully performed.  The property leased by BETA  or any of its subsidiaries is in a state of good maintenance and repair and is adequate and suitable for the purposes for which it is presently being used.

5.14           Material Contracts.  Except as set forth on Schedule 5.14 attached hereto, neither BETA or its subsidiaries has nor is  bound by:

(a)
any agreement, contract or commitment relating to the employment of any person by BETA or its subsidiaries, or any bonus, deferred compensation, pension, profit sharing, stock option, employee stock purchase, retirement or other employee benefit plan;

(b)	any agreement, indenture or other instrument which contains restrictions with respect to payment of dividends or any other distribution in respect of its capital stock;

(c)
any loan or advance to, or investment in, any individual, partnership, joint venture, corporation, trust, unincorporated organization, government or other entity (each a “Person”) or any agreement, contract or commitment relating to the making of any such loan, advance or investment;

(d)
any guarantee or other contingent liability in respect of any indebtedness or obligation of any Person (other than the endorsement of negotiable instruments for collection in the ordinary course of business);

(e)	any management service, consulting or any other similar type contract;

(f)	any agreement, contract or commitment limiting the freedom of BETA or any subsidiary to engage in any line of business or to compete with any Person;

(g)	any agreement, contract or commitment not entered into in the ordinary course of business which involves $100,000 or more and is not cancelable without penalty or premium within 30 days; or

(h)	any agreement, contract or commitment which might reasonably be expected to have a potential adverse impact on the business or operations of BETA or any subsidiary; or

(i)
any agreement, contract or commitment not reflected in the Financial Statement under which BETA or any subsidiary is obligated to make cash payments of, or deliver products or render services with a value greater than $100,000 individually or $300,000 in the aggregate, or receive cash payments of, or receive products or services with a value greater than $100,000 individually or $300,000 in the aggregate, and any other agreement, contract or commitment which is material to the conduct of the business of BETA .

Each contract or agreement set forth on Schedule 5.14 (or not required to be set forth on Schedule 5.14) is in full force and effect and there exists no default or event of default or event, occurrence, condition or act (including the consummation of the transactions contemplated hereby) which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default thereunder.  Neither BETA or any subsidiary has violated any of the terms or conditions of any contract or agreement set forth on Schedule 5.14 (or not required to be set forth on Schedule 5.14) in any material respect, and, to the best knowledge, information and belief of BETA, all of the covenants to be performed by any other party thereto have been fully performed.  Except as set forth on Schedule 5.14, the consummation of the transactions contemplated hereby does not constitute an event of default (or an event, which with notice or the lapse of time or both would constitute a default) under any such contract or agreement.

5.15           Restrictive Documents.  Other than as set forth on Schedule 5.15 attached hereto, neither BETA or any subsidiary, nor Shareholder is subject to, or a party to, any charter, by-law, mortgage, lien, lease, license, permit, agreement, contract, instrument, law, rule, ordinance, regulation, order, judgment or decree, or any other restriction of any kind or character, which could materially adversely affect the business practices, operations or condition of BETA or any of its assets or property (“BETA’ Property”, which for the purposes of this Agreement includes the assets and property of all of BETA’ subsidiaries), or which would prevent consummation of the transactions contemplated by this Agreement, or the continued operation of “BETA’ Business” after the date hereof or the Closing Date (as hereinafter defined) on substantially the same basis as heretofore operated or which would restrict the ability of BETA to conduct business in any area.

5.16          Reserved

5.17           Liabilities.  Except as set forth on Schedule 5.17, BETA on a consolidated basis has no outstanding claims, liabilities or indebtedness, contingent or otherwise, which are not properly reflected in the Financial Statements in a manner consistently with past practice, other than liabilities incurred subsequent to the Financial Statement date in the ordinary course of business not exceeding $100,000 individually or $300,000 in the aggregate; the reserves reflected in the Financial Statements are adequate, appropriate and reasonable.  BETA is not in default in respect of the terms or conditions of any indebtedness.

5.18           Compliance with Laws.  Neither BETA  nor any of its subsidiaries, nor to the knowledge of BETA, any officer, director or employee of BETA  or any of its subsidiaries is in violation of any applicable order, judgment, injunction, award or decree, related to, arising out of or affecting the business or operations of BETA or any of its subsidiaries or their respective properties or assets.  Neither BETA nor any of its subsidiaries, nor to the knowledge of BETA, any officer, director or employee of either BETA or any of its subsidiaries is in violation of any federal, state, local or foreign law, ordinance, regulation or any other requirement of any governmental or regulatory body, court or arbitrator (including, without limitation, laws relating to the environment and OSHA and the Americans with Disabilities Act) other than insignificant or immaterial violations which do not and will not adversely affect (i) BETA’ Business or Property; (ii) the business proposed to be conducted by USAVE after the consummation of the transactions contemplated by this Agreement; or (iii) the consummation of the transactions contemplated by this Agreement.  Each permit, license, order or approval of any governmental or regulatory body or other applicable authority (“Permits”) that is material to the conduct of BETA’ Business is in full force and effect, no violations are or have been recorded in respect of any permit and no proceeding is pending or, to the knowledge of BETA, threatened, to revoke or limit any Permit, which revocation or limitation could have an adverse effect on BETA’ Business or Property or the business to be conducted by BETA after the consummation of the transactions contemplated by this Agreement.  Schedule 5.18 contains a list of all Permits.  Except as set forth on Schedule 5.18, no approval or consent of any person is needed in order that the Permits continue in full force and effect following the consummation of the transactions contemplated by this Agreement.

5.19           Employment Relations.

(a)
BETA and each of its subsidiaries is in compliance with all Federal, state or other applicable laws, domestic or foreign, respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not and is not engaged in any unfair labor practice;

(b)	no unfair labor practice complaint against BETA or any of its subsidiaries is currently pending before the National Labor Relations Board nor has such a complaint been pending in the last two years;

(c)	there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against or involving BETA or any of its subsidiaries nor has one existed during the last two years;

(d)	no representation question exists respecting the employees of BETA or any of its subsidiaries;

(e)
no grievance which might have an adverse effect upon BETA  or any of its subsidiaries or the conduct of BETA ’ Business exists, no arbitration proceeding arising out of or under any collective bargaining agreement is pending and no claim therefor has been asserted;

(f)
Neither BETA nor any of its subsidiaries is a party to, nor does there otherwise exist, any union, collective bargaining agreement or similar agreement with respect to the employees of BETA  or any of its subsidiaries and no collective bargaining agreement or similar agreement is currently being negotiated by BETA  or any of its subsidiaries; and

(g)
Neither BETA nor any of its subsidiaries has experienced any labor difficulty during the last two years.  There has not been any adverse change in relations with employees of BETA  or any of its subsidiaries as a result of any announcement of the transactions contemplated by this Agreement.

5.20           Employee Benefit Plans.

(a)
BETA does not maintain an employee welfare benefit plan (an “Employee Welfare Plan”), as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or an employee pension benefit plan, as defined in Section 3(2) of ERISA (an “Employee Pension Plan”).  There are no unfunded employee benefit obligations as of Closing.

(b)	Neither BETA nor any ERISA Affiliate maintains any Plans that are subject to the requirements of Section 412 of the Code.

5.21           Environmental Laws and Regulations.

(a)	Neither BETA nor any of its subsidiaries has generated, transported or disposed of any hazardous material (defined below) during the past three years.

(b)	Neither BETA nor any of its subsidiaries has Hazardous Materials at any site or facility owned or operated presently or at any previous time by BETA or any of its subsidiaries.

5.22           Broker’s or Finder’s Fees.  No agent, broker, person or firm acting on behalf of BETA  is, or will be, entitled to any commission or broker’s or finder’s fees from USAVE  or from any Person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated herein.

ARTICLE 6

CONDITIONS TO BETA’S OBLIGATIONS

The exchange of the USAVE  Shares by BETA  on the Closing Date is conditioned upon satisfaction, on or prior to such date, of the following conditions:

6.1           Opinion of USAVE ’s Counsel.  USAVE  shall have furnished BETA  with a favorable opinion, dated the Closing Date, of USAVE ’s counsel, in form and substance satisfactory to BETA  and their counsel, to the effect set forth in Exhibit 1 attached hereto.

6.2           Good Standing and Other Certificates.  USAVE  and each of its subsidiaries, as the case may be, shall have delivered to BETA :

(a)	copies of certificates of incorporation, all amendments thereto, in each case certified by the Secretary of State or other appropriate official of its jurisdiction of incorporation;

(b)
a certificate from the Secretary of State or other appropriate official of their respective jurisdictions of incorporation to the effect that USAVE  and each of its subsidiaries are in good standing or subsisting in such jurisdiction and listing all charter documents including all amendments thereto, on file;

(c)	a copy of the bylaws each of USAVE and each of its subsidiaries, certified by the respective Secretary of each entity as being true and correct and in effect on the Closing Date.

(d)
a resolution of USAVE ’s Board of Directors certified by their respective Secretary approving the transactions contemplated hereby and authorizing the President and Secretary of each entity to execute this Agreement and all documents necessary to consummate the sale of the Shares.

6.3           Officer Certificate.   USAVE  shall deliver a certificate of its President stating the following:

(a)	Certain Agreements. Except as listed on Schedule 4.7 hereto there are no management or consulting agreements with any third parties to provide these services to USAVE or any of its subsidiaries.

(b)
No Material Adverse Change.  Prior to the Closing Date, there shall be no material adverse change in the assets or liabilities, the business or condition, financial or otherwise, the results of operations, or prospects of USAVE  or any of its subsidiaries, whether as a result of any legislative or regulatory change, revocation of any license or rights to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation or act of God or other public force or otherwise.

(c)
Truth of Representations and Warranties.  The representations and warranties of USAVE  contained in this Agreement or in any Schedule attached hereto shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date.

(d)	Performance of Agreements. All of the agreements of each of USAVE or any of its subsidiaries to be performed on or before the Closing Date pursuant to the terms hereof shall have been duly performed.

(e)
No Litigation Threatened.  No action or proceedings shall have been instituted or threatened before a court or other government body or by any public authority to restrain or prohibit any of the transactions contemplated hereby.

6.4           Chief Financial Officer’s Letter.  BETA  shall have received a letter, dated the Closing Date, from USAVE’s Chief Financial Officer, in form and substance satisfactory to them, to the effect set forth in Exhibit 2 attached hereto.

6.5           Governmental Approvals.  Except with respect to telecommunications licenses, all governmental and other consents and approvals, if any, necessary to permit the consummation of the transactions contemplated by this Agreement shall have been received.

6.6           Proceedings.  All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be satisfactory in form and substance to BETA  and their counsel, and BETA  shall have received copies of all such documents and other evidences as they or their counsel may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

6.7           Closing.   The transactions contemplated by this Agreement shall have been consummated by  October 31, 2013.

ARTICLE 7

CONDITIONS TO THE OBLIGATIONS OF
THE SHAREHOLDERS AND USAVE

The obligations of the Shareholders and USAVE on the Closing Date are conditioned upon satisfaction, on or prior to such date, of the following conditions:

7.1           Opinion of BETA ’ Counsel.  BETA shall have furnished the Shareholders and USAVE with an opinion, dated the Closing Date, of October 31, 2013; to the effect set forth in Exhibit 4 attached hereto.

7.2           Good Standing Certificates.  BETA shall have delivered to the Shareholders:

(a)	copies of the Articles of Incorporation of BETA, including all amendments thereto, certified by the Secretary of State of the State of Florida;

(b)
certificates from the Secretary of State of the State of Florida to the effect that BETA is in good standing in such State and listing all charter documents, including all amendments thereto, of BETA on file; and

(c)
a resolution of BETA’ Board of Directors certified by its Secretary, approving the transactions contemplated hereby and authorizing the President and Secretary of each entity to execute this Agreement and all documents necessary to consummate the sale of the Shares.

7.3           Truth of Representations and Warranties.  The representations and warranties of BETA contained in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and BETA shall have delivered to USAVE an officer certificate, dated the Closing Date, stating the following:

(a)	Certain Agreements. Except as listed on schedules hereto there are no management or consulting agreements with any third parties to provide these services to BETA or any of its subsidiaries.

(b)
No Material Adverse Change.  Prior to the Closing Date, there shall be no material adverse change in the assets or liabilities, the business or condition, financial or otherwise, the results of operations, or prospects of BETA  or any of its subsidiaries, whether as a result of any legislative or regulatory change, revocation of any license or rights to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation or act of God or other public force or otherwise.

(c)
Truth of Representations and Warranties.  The representations and warranties of BETA contained in this Agreement or in any Schedule attached hereto shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date.

(d)	Performance of Agreements. All of the agreements of each of BETA or any of its subsidiaries to be performed on or before the Closing Date pursuant to the terms hereof shall have been duly performed.

(e)
No Litigation Threatened.  No action or proceedings shall have been instituted or threatened before a court or other government body or by any public authority to restrain or prohibit any of the transactions contemplated hereby.

7.4           Governmental Approvals.   All governmental consents and approvals, if any, necessary to permit the consummation of the transactions contemplated by this Agreement shall have been received.

7.5           Performance of Agreements.  All of the agreements of BETA to be performed on or before the Closing Date pursuant to the terms hereof shall have been duly performed, and BETA  shall have delivered to USAVE  a certificate, dated the Closing Date, to such effect.

7.6           Proceedings.  All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to USAVE and its counsel, and USAVE shall have received copies of all such documents and other evidences as they or their counsel may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

7.7           Board Representation.  At Closing, the current  Board of Directors of BETA shall shall appoint Jim Ennis and his designees to the Board of Directors of BETA and immediately thereafter resign from Beta’s Board of Directors .

7.9           Closing.  The transactions contemplated by this Agreement shall have been consummated by November 30, 2013.

ARTICLE 8

SURVIVAL OF REPRESENTATIONS; INDEMNITY; SET-OFF

8.1           Survival of Covenants and Agreements.  The respective representations, warranties, covenants and agreements of the Shareholders, USAVE and BETA  contained in this Agreement, or any Schedule attached hereto or any agreement or document delivered pursuant to this Agreement shall survive for a period of one year from the consummation of the transactions contemplated hereby; provided, however, that the representations, warranties and agreements made with regard to taxes and ERISA matters shall survive until the applicable statutes of limitations have expired; and provided further, however, that with respect to any covenant, term or provision to be performed hereunder or in any of the Schedules hereto or any documents or agreements delivered hereunder, the right of indemnification under this Article 8 shall survive until such covenant, term or provision has been fully paid, performed or discharged.

8.2           Indemnification.

(a)
USAVE agrees to indemnify and hold BETA and their officers, directors, shareholders, employees, affiliates and agents harmless from damages, losses, liabilities, assessments, judgments, costs or expenses (including, without limitation, penalties, interest and reasonable counsel fees and expenses), (each a “Claim”), in excess of $10,000 in the aggregate, as a result of or arising out of the breach of any representation or warranty made by the Shareholders and/or USAVE or the failure of any representation or warranty made by Shareholders and/or USAVE in this Agreement or in any Schedule attached hereto or any document or agreement delivered hereunder to be true and correct in all respects as of the date of this Agreement and as of the Closing Date or the non-performance by The Shareholders and/or USAVE of any covenant, term or provision to be performed by it hereunder or in any of the documents or agreements delivered hereunder which may be imposed or sought to be imposed on BETA or USAVE.

(b)
BETA’ and USAVE’s right to indemnification as provided in this Section 8.2 shall not be eliminated, reduced or modified in any way as a result of the fact that (i) BETA or USAVE has notice of a breach or inaccuracy of any representation, warranty or covenant contained herein; (ii) BETA has been provided with access, as requested by BETA, to officers and employees of USAVE or any of its subsidiaries and such of USAVE’s books, documents, contracts and records as has been provided to BETA in response to BETA’ requests.

8.3           Conditions of Indemnification.

(a)
A party entitled to indemnification hereunder (the “Indemnified Party”) shall notify the party or parties liable for such indemnification (the “Indemnified Party”) in writing of any Claim or potential liability for Taxes (“Tax Claim”) which the Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement.  Such notice shall be given within a reasonable (taking into account the nature of the Claim or Tax Claim) period of time after the Indemnified Party has actual knowledge thereof.  The Indemnifying Party shall satisfy its obligations under this Article 8 within forty days after receipt of subsequent written notice from the Indemnified Party if an amount is specified therein, or promptly following receipt of subsequent written notice or notices specifying the amount of such Claim or Tax Claim additions thereto; provided, however, that for so long as the Indemnifying Party is in good faith defending a Claim or Tax Claim pursuant to Section 8.3(b) hereof, its obligation to indemnify the Indemnified Party with respect thereto shall be suspended (other than with respect to any costs, expenses or other liabilities incurred by the Indemnified Party prior to the assumption of the defense by the Indemnifying Party).  Failure to provide a notice of Claim or Tax Claim within the time period referred to above shall not constitute a defense to a Claim or Tax Claim or release the Indemnifying Party from any obligation hereunder to the extent that such failure does not prejudice the position of the Indemnifying Party.

(b)
If the facts giving rise to any such indemnification involve any actual, threatened or possible Claim or demand or Tax Claim by any person not a party to this Agreement against the Indemnified Party, the Indemnifying Party shall be entitled to contest or defend such Claim or demand Tax Claim at its expense and through counsel of its own choosing, which counsel shall be reasonably acceptable to the Indemnified Party, such right to contest or defend shall only apply if the Indemnifying Party gave written notice of its intention to assume the contest and defense of such Claim or demand Tax Claim to the Indemnified Party as soon as practicable, but in no event more than thirty days after receipt of the notice of Claims or Tax Claim, and provided the Indemnified Party with appropriate assurances as to the creditworthiness of the Indemnifying Party, and that the Indemnifying Party will be in a position to pay all fees, expenses and judgments that might arise out of such Claim or demand Tax Claim.  The Indemnified Party shall have the obligation to cooperate in the defense of any such Claim or demand Tax Claim and the right, at its own expense, to participate in the defense of any Claim or Tax Claim.  So long as the Indemnifying Party is defending in good faith any such Claim or demand Tax Claim asserted by a third party against the Indemnified Party, the Indemnified Party shall not settle or compromise such Claim or demand Tax Claim.  The Indemnifying Party shall have the right to settle or compromise any such Claim or demand Tax Claim without the consent of the Indemnified Party at any time utilizing its own funds to do so if in connection with such settlement or compromise the Indemnified Party is fully released by the third party and is paid in full any indemnification amounts due hereunder.  The Indemnified Party shall make available to the Indemnifying Party or its agents all records and other materials in the Indemnified Party’s possession reasonably required by it for its use in contesting any third party Claim or demand Tax Claim and shall otherwise cooperate, at the expense of the Indemnifying Party, in the defense thereof in such manner as the Indemnifying Party may reasonably request.  Whether or not the Indemnifying Party elects to defend such Claim or demand Tax Claim, the Indemnified Party shall have no obligation to do so.

ARTICLE 9

MISCELLANEOUS

9.1           Knowledge of the Shareholders, USAVE or BETA.  Where any representation or warranty contained in this Agreement is expressly qualified by reference to the knowledge, information and belief of the Shareholders, USAVE or BETA and the Shareholders and BETA, as the case may be, confirm that they have made due and diligent inquiry as to the matters that are the subject of such representations and warranties.

9.2           Expenses.  The parties hereto shall pay all of their own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel and financial advisers.

9.3           Governing Law.  The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of Florida applicable to agreements executed and to be performed solely within such State without regard to conflicts of laws.

9.4           Jurisdiction.  Any judicial proceeding brought against any of the parties to this Agreement on any dispute arising out of this Agreement or any matter related hereto may be brought in the courts of the State of Florida, or in the United States District Court for the Miami, Florida area, and, by execution and delivery of this Agreement, each of the parties to this Agreement accepts the exclusive jurisdiction of such courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement.  The prevailing party or parties in any such litigation shall be entitled to receive from the losing party or parties all costs and expenses, including reasonable counsel fees, incurred by the prevailing party or parties.

9.5           Captions.  The Article and Section captions used herein for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

9.6           Publicity.  Except as otherwise required by law, none of the parties hereto shall issue any press release or make any other public statement, in each case relating to, connected with or arising out of this Agreement or the matters contained herein, without obtaining the prior approval of BETA and USAVE to the contents and the manner of presentation and publication thereof.  The parties hereto agree that the execution of this Agreement requires the release of information to the financial press concerning this acquisition and accordingly agree to promptly issue a press release mutually acceptable to USAVE and BETA and to file a Form 8-K report with the Securities and Exchange Commission containing this agreement and all exhibits and schedules hereto.

9.7           Notices.   Any notice or other communication required or permitted hereunder shall be deemed sufficiently given when delivered in person, one business day after delivery to a reputable overnight carrier, four business days if delivered by registered or certified mail, postage prepaid or when sent by telecopy with a copy following by hand or overnight carrier or mailed, certified or registered mail, postage prepaid, addressed as follows:

If to BETA :

Beta Music Group, Inc.
Attn:  Jim Ennis
160 East 65th Street
New York, NY 10065

with a required copy to:

___________________
___________________
___________________
___________________

If to USAVE :

USAVE Acquisitions, Inc.
Attn:  Jim Ennis, CEO
5601 Biscayne Blvd
        Miami, Florida 33137

With a required copy to:

Joel C. Schneider, Esq.
Sommer & Schneider LLP
1205 Franklin Avenue, Suite 110
Garden City, NY  11530

9.8           Parties in Interest.  This Agreement may not be transferred, assigned, pledged or hypothecated by any party hereto, other than by operation of law.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

9.9           Counterparts.  This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

9.10           Entire Agreement.  This Agreement, including the Schedules hereto and the other documents referred to herein which form a part hereof, contain the entire understanding of the parties hereto with respect to the subject matter contained herein and therein.  This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

9.11           Amendments.  This Agreement may not be changed orally, but only by an agreement in writing signed by BETA, the Shareholders and USAVE.

9.12           Severability.  In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

9.13           Third Party Beneficiaries.  Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the parties hereof.

9.14           Cooperation After Closing.  From and after the Closing Date, each of the parties hereto shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

ARTICLE 10

COVENANTS

10.1           Access to Information.  Each of USAVE and BETA agrees that, prior to the Closing Date, the other party hereto shall be entitled, through its officers, employees and representatives (including, without limitation, its legal and financial advisors and accountants), to make such investigation of the properties, businesses and operations of USAVE or BETA and their respective subsidiaries, as applicable, and such examination of the books, records and financial condition of USAVE or BETA (and their respective subsidiaries), as applicable, as such other party reasonably requests and to make copies of such books and records.  Any such investigation and examination shall be conducted during regular business hours and under reasonable circumstances, and each of USAVE and BETA shall cooperate, and shall cause their respective subsidiaries to cooperate, fully therein.  No investigation by USAVE or BETA prior to or after the date of this Agreement shall diminish or obviate any of the representations, warranties, covenants or agreements of the other party thereto contained in this Agreement or any other agreements or certificates in connection with the transactions contemplated by this Agreement.  In order that each of BETA and USAVE may have full opportunity to make such physical, business, accounting and legal review, examination or investigation as it may reasonably request of the affairs of USAVE  or BETA (and their respective subsidiaries), as applicable, USAVE and BETA shall cause the officers, employees, consultants, agents, accountants, attorneys and other representatives of USAVE or BETA, as applicable, to cooperate fully with such representatives in connection with such review and examination.

10.2           Conduct of BETA’ and USAVE’s Respective Businesses Pending the Closing.

(a)	Prior to the Closing Date, except as otherwise expressly contemplated by this Agreement, USAVE and each of its subsidiaries shall and BETA shall, and shall cause its subsidiaries to:

(i)	conduct its business only in the ordinary course consistent with past practice;

(ii)
use its best efforts to (A) preserve its present business operations, organization (including, without limitation, management and the sales force) and goodwill, (B) preserve its present relationship with Persons having business dealings with it ;

(iii)
maintain (A) all its assets and properties in their current condition, ordinary wear and tear excepted, and (B) insurance upon all of its properties and assets in such amounts and of such kinds comparable to that in effect on the date of this Agreement;

(iv)
(A) maintain its books, accounts and records in the ordinary course of business consistent with past practices, (B) continue to collect accounts receivable and pay accounts payable utilizing normal procedures and without discounting or accelerating payment of such accounts (other than in the ordinary course of business), and (C) comply with all contractual and other obligations applicable to its operations; and

(v)	comply in all material respects with applicable Laws.

(b)	Prior to the Closing Date, except as otherwise expressly contemplated by this Agreement, USAVE and each of its subsidiaries shall not and BETA shall not, and shall cause its subsidiaries not to:

(i)	declare, set aside, make or pay any dividend or other distribution in respect of its capital stock;

(ii)	(a)
in the case of BETA, transfer, issue (except issuances of shares upon the exercise of outstanding warrants, options and convertible debentures), sell or dispose of any shares of its capital stock or other securities of itself or its subsidiaries or grant options, warrants, calls or other rights to purchase or otherwise acquire shares of the capital stock or other securities of itself or any of its subsidiaries. Notwithstanding the foregoing, after Closing the combined entity may issue securities in connection with a bonfide private offering, however such securities may not be sold or convertible into the combined entities capital stock at a price which less than 62% of the of the combined entities current market price as reported on the OTCQB;

(b)
in the case of USAVE, issue, sell or dispose of any shares of its capital stock or other securities of itself or its subsidiaries, or grant options, warrants, calls or other rights to purchase any capital stock of itself or any of its subsidiaries.

(iii)
effect any recapitalization, reclassification, stock split or like change in its capitalization except, in the case of BETA, as is required pursuant to this Agreement or authorize the issuance of the Shares (including securities convertible into shares of BETA Stock);

(iv)
amend its certificate of incorporation, by-laws, memorandum or articles of association or similar organizational documents, except that BETA may amend its certificate of incorporation solely for the purposes of changing the name of BETA so as to add the word “USAVE” thereto and BETA may amend its certificate of incorporation to increase the number of authorized shares as necessary to permit BETA to consummate the transactions contemplated hereby;

(v)
(A) materially increase the annual level of compensation of any employee, (B) increase the annual level of compensation payable or to become payable by it or any of its subsidiaries to any of their respective executive officers, (C) grant any bonus, benefit or other direct or indirect compensation to any employee, director or consultant, other than in the ordinary course consistent with past practice, (D) increase the coverage or benefits available under any (or create any new) severance pay, termination pay, vacation pay, company awards, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan or arrangement made to, for, or with any of its or its subsidiaries’ directors, officers, employees, agents or representatives or otherwise modify or amend or terminate any such plan or arrangement;

(vi)
except (A) for trade payables and (B) for pledges of assets and indebtedness for borrowed money which do not exceed, individually or in the aggregate, $1,000,000 (it being understood that(1) such amount shall not include indebtedness existing or assets pledged prior to the date of this Agreement and (2) the transaction value of any asset pledges shall be deemed to be equal to the fair market value of the assets pledged in such transaction), borrow monies of any reason or draw down on any line of credit or debt obligation, or become the guarantor, surety, endorser or otherwise liable for any debt, obligation or liability (contingent or otherwise) of any other Person;

(vii)
except as may be permitted pursuant to clause (vi) above, subject to any lien (except for leases that do not materially impair the use of the property subject thereto in their respective businesses as presently conducted and in the ordinary course of business), any of its properties or assets (whether tangible or intangible);

(viii)
acquire any material properties or assets or sell, assign, transfer, convey, lease or otherwise dispose of any material properties or assets, or its rights to any of the foregoing (except for fair consideration in the ordinary course of business consistent with past practice);

(ix)	cancel or compromise any debt or claim or waive or release any material right except in the ordinary course of business consistent with past practice;

(x)	enter into any commitment for capital expenditures in excess of $250,000 for any individual commitment and $1,000,000 for all commitments in the aggregate;

(xi)	enter into, modify or terminate any labor or collective bargaining agreement or, through negotiation or otherwise, make any commitment or incur any liability to any labor organization;

(xii)	enter into any transaction or make or enter into any Contract which by reason of its size or otherwise is not in the ordinary course of business consistent with past practice.

(xiii)
transfer any funds or assets to any of its officers and directors, which funds and assets are, in the aggregate, worth in excess of $25,000, except for the purchase of goods and services from any such officer or director in the ordinary course of business at the fair market value for such goods and services;

(xiv)
agree to do anything prohibited by this Section 10.2 or anything which would make any of the representations and warranties of BETA  or the USAVE in this Agreement or BETA Documents or USAVE Documents untrue or incorrect in any material respect as of any time through and including the Closing Date.

10.3	Consents and Approvals.

(a)
USAVE and BETA shall use their respective best efforts, and shall cooperate with each other, to obtain at the earliest practicable date all consents and approvals required to consummate the transactions contemplated by this Agreement; provided, however, that neither USAVE nor BETA shall be obligated to pay any consideration (except for filing fees) therefor to any third party from whom consent or approval is requested.

(b)
Promptly following the date of this Agreement, BETA shall prepare and file with the Securities and Exchange Commission an information statement and related solicitation materials relating to taking corporate actions without the benefit of a meeting to approve the issuance of BETA Shares pursuant hereto (such information statement, as amended or supplemented from time to time, being hereinafter referred to as the “Information Statement”), and shall use its best efforts to cause the Information Statement to be mailed to its stockholders at such time and in such manner as permits the notification to be sent as promptly as practicable.  USAVE shall furnish all information as may be reasonably requested by BETA and, in any case, as required with respect to BETA by Regulation 14A under the Securities Exchange Act of 1934, as amended, for inclusion in the Information Statement.  The information provided by BETA and USAVE, respectively, for use in the Information Statement shall, on the date when the Information Statement is first mailed to BETA’ stockholders, be true and correct in all material respects and shall not omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein not misleading, and BETA and USAVE each agree to promptly correct any information provided by it for use in the Information Statement which shall have become false or misleading.

(c)
BETA shall notify its shareholders that the Board of Directors have approved, among other matters, the issuance of the BETA Shares pursuant hereto.  BETA, through its Board of Directors, shall recommend to its shareholders to vote their stock for approval of the foregoing.  The Information Statement shall comply as to form in all material respects with all applicable requirements of the Securities Exchange Act of 1934, as amended, and no amendment or supplement to the Information Statement shall be made by BETA without the prior written approval of USAVE unless BETA determines such amendment or supplement is required by law.

10.4	Other Actions.

(a)
Each of USAVE and BETA shall use its best efforts to (i) take all actions necessary or appropriate to consummate the transactions contemplated by this Agreement and (ii) cause the fulfillment at the earliest practicable date of all of the conditions to their respective obligations to consummate the transactions contemplated by this Agreement.

(b)	BETA shall use its best efforts to assure that, prior to the Closing, the BETA Shares have remained quoted on the OTCQB, subject to official notice of issuance.

10.5           Publicity.  Neither USAVE nor BETA shall issue any press release or public announcement concerning this Agreement or the transactions contemplated hereby without obtaining the prior written approval of the other party hereto, which approval will not be unreasonably withheld or delayed, unless, in the sole judgment of BETA or USAVE, disclosure is otherwise required by applicable Law or by the applicable rules of any stock exchange on which BETA or USAVE (or any Affiliates thereof) lists securities; provided that, to the extent required by applicable Law, the party intending to make such release shall use commercially reasonable efforts consistent with such applicable Law to consult with the other party with respect to the text thereof.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, each of BETA, the Shareholders and USAVE have executed this Agreement, all as of the day and year first above written.

BETA MUSIC GROUP, INC.

By: /s/ Jim Ennis
Title: President

USAVE ACQUISITIONS, INC.

By: /s/ Jim Ennis
Title: Chief Executive Officer